                                                                    EXHIBIT 99.1

                            PERVASIVE SOFTWARE INC.





                       EVERYWARE REPLACEMENT OPTION PLAN

                               TABLE OF CONTENTS

                                                                         Page
I.       PURPOSE OF THE PLAN............................................    1
II.      ADMINISTRATION OF THE PLAN.....................................    1
III.     ELIGIBILITY....................................................    1
IV.      STOCK SUBJECT TO THE PLAN......................................    2
V.       OPTION TERMS...................................................    2
         A.    Exercise Price...........................................    2
         B.    Exercise and Term of Options.............................    3
         C.    Effect of Termination of Service.........................    3
         D.    Stockholder Rights.......................................    4
         E.    Limited Transferability of Options.......................    4
VI.      CORPORATE TRANSACTION..........................................    4
VII.     CANCELLATION AND REGRANT OF OPTIONS............................    5
VIII.    EFFECTIVE DATE AND TERM OF THE PLAN............................    6
IX.      AMENDMENT OF THE PLAN..........................................    6
X.       USE OF PROCEEDS................................................    6
XI.      REGULATORY APPROVALS...........................................    6
XII.     NO EMPLOYMENT/SERVICE RIGHTS...................................    6

                            PERVASIVE SOFTWARE INC.
                       EVERYWARE REPLACEMENT OPTION PLAN
                       ---------------------------------

     I.   PURPOSE OF THE PLAN

          This EveryWare Replacement Option Plan is intended to promote the interests of Pervasive Software Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          A. The Committee shall have authority to administer the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any committee and reassume all powers and authority previously delegated to such committee.

          B. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of any program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator under the Plan shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

          C. Service on the Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants made under the Plan.

     III. ELIGIBILITY

          A.   The persons eligible to participate in the Plan are as follows:

                    (i)  Employees, and

                    (ii) consultants who provide services to the Corporation (or any Parent or Subsidiary).

          B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the time or times at which each option is to become exercisable, and the maximum term for which the option is to remain outstanding.

     IV.  STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 45,404 shares. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Section VII.

          B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

     V.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below.

          A.   EXERCISE PRICE.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be payable in one or more of the forms specified below:

                 (i)   cash or check made payable to the Corporation,

                 (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

                 (iii) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator; or

                 (iv) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at
               ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   EFFECT OF TERMINATION OF SERVICE.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                 (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                 (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the Optionee's designated beneficiary, the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                 (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

                 (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                 (v) In the event of a Corporate Transaction, the provisions of Section VI shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                 (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                 (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

          D.   STOCKHOLDER RIGHTS. The holder of an option shall have no
               ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the
               ----------------------------------
Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

     VI.  CORPORATE TRANSACTION

          A. Immediately following the consummation of a Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the
                                                                    --------
aggregate exercise price payable for such securities shall remain the same.

          C. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     VII. CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date

     VIII.  EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan shall become effective on the Plan Effective Date and options may be granted under the Plan from and after the Plan Effective Date.

            B. The Plan shall terminate upon the earliest of (i) September 24,
                                                 --------
2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or issuance of shares under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options.

     IX.    AMENDMENT OF THE PLAN

            The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. An amendment of the Plan shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules.

     X.     USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     XI.    REGULATORY APPROVALS

            The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

     XII.   NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX

          The following definitions shall be in effect under the Plan:

          A.   BOARD shall mean the Corporation's Board of Directors.
               -----

          B.   COMMITTEE shall mean the committee of two (2) or more Board
               ---------
members appointed by the Board to administer the Plan.

          C.   COMMON STOCK shall mean the Corporation's common stock.
               ------------

          D.   CORPORATE TRANSACTION shall mean either of the following
               ---------------------
stockholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          E.   CORPORATION shall mean Pervasive Software Inc., a Delaware
               -----------
corporation.

          F.   EMPLOYEE shall mean an individual who is in the employ of the
               --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          G.   EXERCISE DATE shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          H.   FAIR MARKET VALUE per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on such exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          I.   MISCONDUCT shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

          J.   OPTIONEE shall mean any person to whom an option is granted under
               --------
the Plan.

          K.   PARENT shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          L.   PERMANENT DISABILITY shall mean the inability of the Optionee to
               --------------------
engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          M.   PLAN shall mean the Corporation's EveryWare Replacement Option
               ----
Plan, as set forth in this document.

          N.   PLAN ADMINISTRATOR shall mean the particular entity, whether the
               ------------------
Committee or the Board, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

          O.   PLAN EFFECTIVE DATE shall mean September 25, 1998.
               -------------------

          P.   SERVICE shall mean the provision of services to the Corporation
               -------
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

          Q.   SUBSIDIARY shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.